For further information contact:
Dennis Klaeser, CFO
PrivateBancorp, Inc.
312-683-7100

FOR IMMEDIATE RELEASE

Webcast of PrivateBancorp, Inc.’s
Fourth Quarter 2004 Earnings Conference Call

Chicago, December 17, 2004-- PrivateBancorp, Inc. (NASDAQ: PVTB) will webcast live its quarterly earnings conference call with financial analysts on January 18, 2005 at 11:00 a.m. Eastern time (10:00 a.m. Central Time). Access to the call will be available via a link called "Fourth Quarter 2004 Earnings Call" on the investor relations page of PrivateBancorp Inc.’s Internet site at www.privatebancorp.com.

The Company plans to release its fourth quarter 2004 earnings prior to the opening of trading on January 18, 2005. The earnings release also will be posted on the Company’s website.

The webcast and call will feature a brief discussion of the earnings release, followed by questions from professional investors invited to participate in the interactive portion of the discussion. Parties accessing the webcast will be in a "listen-only" mode.

Following the live webcast, an archived replay of the call will be available on the PrivateBancorp, Inc. website beginning approximately two hours after the call ends. The replay will remain available until the first quarter 2005 earnings release is available.

PrivateBancorp, Inc. was organized in 1989 to provide highly personalized financial services primarily to affluent individuals, professionals, owners of closely-held businesses and commercial real estate investors. The Company operates two banking subsidiaries, The PrivateBank and Trust Company and The PrivateBank- St. Louis and a mortgage-banking subsidiary, The PrivateBank Mortgage Company. The PrivateBank and Trust Company subsidiary has a controlling interest in a Chicago-based investment advisor, Lodestar Investment Counsel LLC. The Company, which had assets of $2.4 billion at September 30, 2004, currently has banking offices in Chicago, Wilmette, Oak Brook, St. Charles, Lake Forest, Winnetka, and Geneva, Illinois, and in St. Louis, Missouri. In April, 2004 the Company announced plans to open two new offices - one on Chicago’s Gold Coast in the historic Palmolive Building at the corner of North Michigan Avenue and Walton Place and one in downtown Milwaukee, The PrivateBank - Wisconsin.

Additional information can be found in the Investor Relations section of PrivateBancorp, Inc.’s website at www.privatebancorp.com

#